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CounterPath to Acquire NewHeights

Acquisition to enable company to offer a more comprehensive solution suite to support growing momentum in IP telephony

VANCOUVER, CANADA – June 18, 2007 – CounterPath Solutions, Inc. (OTCBB: CTPS), a leading provider of VoIP (Voice over IP) and Video over IP SIP softphones, today announced that it has entered into a definitive agreement to acquire NewHeights Software Corp. Under the terms of the agreement, CounterPath will acquire all of the shares of NewHeights through the issuance of 40,250,000 shares of CounterPath’s common stock. In addition, CounterPath will issue 13,750,000 shares of common stock at $0.40 per share for an investment of $5.5 million for an aggregate transaction value of $21.6 million. The acquisition and investment will allow CounterPath to combine its existing softphone solutions with NewHeights’ enterprise softphone and IP application server products, enabling the company to provide best in class voice and multimedia collaboration services to a wider range of customers within the IP communications market.

As part of the transaction, Wesley Clover, a private equity firm headed by Sir Terence H. Matthews, will invest in CounterPath to advance the company’s strategy of being the dominant endpoint provider for fixed and mobile operators and infrastructure providers across all desktop, embedded and mobile device platforms.

“NewHeights and CounterPath are both innovative and agile companies, joining forces at an opportune time as their respective markets take off and companies are making long term product decisions,” said Sir Terence H. Matthews, Chairman of Wesley Clover. “I believe that the potential for business growth is excellent. Wesley Clover has mentored and made significant

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CounterPath to Acquire NewHeights

investments in more than 50 successful technology companies and we are pleased to include CounterPath among our investments.”

The combined company will maintain the CounterPath name and brand, will have approximately 100 employees and will be headquartered in Vancouver, British Columbia with a development office in Ottawa, Ontario. Sir Terence H. Matthews, Chairman of Mitel Corporation and Wesley Clover, will become the Chairman of CounterPath. Greg Pelling, President of NewHeights and formerly with Cisco Systems and PricewaterhouseCoopers, will be the company’s Chief Executive Officer. Mark Bruk, CounterPath’s founder, will remain active in the company and on the board as Vice Chairman.

“The acquisition of NewHeights will deliver value to our customers, partners, employees and shareholders, while making us the clear choice for new customers,” said Mark Bruk, current Chairman and Chief Executive Officer of CounterPath. “This transaction allows us to advance our roadmap and bring in additional capital and a strong strategic investment partner. Our focus and resolve is strengthened as we continue on our path to create the industry’s leading consumer and enterprise softphone solution provider.”

Following the completion of the transaction, the combined company will initially focus on integrating the sales, marketing and development teams, consolidating and strengthening soft-client and softphone offerings and further commercializing its server solutions. The new products will be made available to CounterPath’s list of more than 250 customers across 50 countries as well as to new customers in the service provider, OEM (Original Equipment Manufacturer) and enterprise sectors. CounterPath’s roster of customers includes Adtran, Alcatel-Lucent, AT&T, BT (British Telecom), Cisco Systems, Deutsche Telekom, Portugal Telecom and Vonage.

“By bringing together the unique strengths of each company, this transaction accelerates our respective growth strategies,” said Greg Pelling. “CounterPath’s VoIP applications are recognized as the leading SIP-based softphones in the industry today. By layering on enterprise software and features, we believe we can offer an attractive solution to the rapidly growing IP communications market.”

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CounterPath to Acquire NewHeights

Fiscal details related to the acquisition

CounterPath will acquire all of the shares of NewHeights through the issuance of 40,250,000 shares of CounterPath’s common stock to shareholders of NewHeights (NewHeights shareholders who are Canadian residents may, in lieu of receiving shares of CounterPath common stock, elect to receive shares exchangeable into CounterPath shares in order to defer taxable income or gains). Immediately prior to closing, NewHeights will be debt free and have $2.5 million in cash to contribute to the combined entities. Wesley Clover has irrevocably committed a further $3.5 million to be invested over a seven month period for 8,750,000 shares of common stock bringing the total cash contribution to CounterPath by NewHeights and Wesley Clover to $6 million. Upon closing, CounterPath’s convertible debenture holders have agreed to convert their existing debentures in the amount of $4 million and invest a further $2 million for 15,000,000 shares of common stock at $0.40 per share.

At closing, CounterPath expects to be debt free, and have an additional $8 million of new cash or cash commitments. Following the investments of the convertible debenture holders and Wesley Clover, CounterPath expects that there will be a total of 101,940,983 shares of common stock outstanding (including shares exchangeable into CounterPath shares). The closing of the transaction contemplated by the definitive agreement is subject to various conditions, including approval by NewHeights’ securityholders, court approval and other customary closing conditions. The transaction is expected to close within 60 days.

The shares of CounterPath’s common stock to be issued in connection with the proposed acquisition and investments have not been and will not be registered under the Securities Act of 1933 as amended (the “Act”), and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Act.

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CounterPath to Acquire NewHeights

About NewHeights Software

NewHeights Software Corporation delivers one of today’s most evolved next-generation communications software clients. Sold under the brands of Service Providers, Softswitch vendors and IP-PBX vendors, NewHeights’ soft-clients are driving a new communications experience within small and large businesses. Extracting the value of today’s SIP/IMS, MGCP and proprietary networks, NewHeights’ soft-clients integrate feature-rich call control with custom and enterprise applications to enable a unified, contextual communications environment for fixed and mobile users. NewHeights is a privately held company headquartered in Ottawa, Ontario, Canada with development offices in Victoria, British Columbia, Canada and sales offices in the United Kingdom and Australia. Its major shareholders include Wesley Clover and Bell Canada. To date more than CDN$25 million has been invested in NewHeights since it was formed in 1998.

About CounterPath

CounterPath Solutions, Inc. is a developer of award-winning, carrier-grade VoIP and Video over IP SIP softphones for telecom and Internet telephony service providers, cable operators, IP-PBX manufacturers and infrastructure manufacturers. CounterPath's SIP softphones and softphone SDKs (Software Development Kits), which provide VoIP, Video over IP, IM (Instant Messaging) and presence functionality and can be preconfigured to our customer’s VoIP service, are predominantly licensed on a per seat or per subscriber basis, either co-branded or private labeled. CounterPath’s technology is deployed by over 250 customers in more than 50 countries. Additional information about CounterPath and CounterPath’s products and services is available at www.counterpath.com.

Forward-Looking Statements

This news release contains “forward-looking statements”. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, the expectation and/or claim, as applicable, that (i) CounterPath will complete the acquisition of NewHeights, (ii) after completion of the acquisition, CounterPath will be the industry’s leading consumer and enterprise softphone provider, and (iii) after completion of the acquisition, CounterPath’s growth strategy would be accelerated.

It is important to note that actual outcomes and CounterPath’s actual results could differ materially from those in such forward-looking statements. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others: (1) the failure to complete the acquisition of NewHeights, (2) the failure to successfully integrate the businesses of CounterPath and NewHeights after completion of the acquisition, (3) the failure to develop new and innovative products using CounterPath’s and NewHeights’ technologies, (4) CounterPath's ability to remain competitive as other parties develop and release competitive products, (5) CounterPath's ability to retain the employees necessary to continue research and development of current and new products, (6) the success by CounterPath of the sales of its current and new products, (7) the impact of competitive products on the sales of CounterPath's products, (8) the impact of technology changes on CounterPath's products and on the VoIP industry, (9) the compatibility of CounterPath's products with new computer operating systems, (10) the rate of adoption by service providers and the general public of VoIP as a replacement for regular and cellular phone service, (11)

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CounterPath to Acquire NewHeights

general economic conditions as they affect CounterPath and its prospective customers, (12) the ability of CounterPath to control costs operating, general administrative and other expenses, and (13) insufficient investor interest in CounterPath's securities which may impact on CounterPath's ability to raise additional financing as required. Readers should also refer to the risk disclosures outlined in CounterPath's quarterly reports on Form 10-QSB, annual reports on Form 10-KSB and CounterPath's other disclosure documents filed from time-to-time with the Securities and Exchange Commission.